Exhibit (a)(5)(i)

Ansell Limited A.B.N. 89 004 085 330
Level 3, 678 Victoria Street Richmond, Victoria 3121, Australia
GPO Box 772H Melbourne Victoria 3001, Australia
Telephone (+613) 9270 7270 Facsimile (+613) 9270 7300 www.ansell.com

14 October 2004.

Company Announcements Office

Australian Stock Exchange Limited

10th Floor

20 Bond Street

SYDNEY, NSW. 2000

Ansell Limited

ACN 004 085 330

General Meeting

Dear Sir,

Listing Rule 3.13.2

We advise that at the General Meeting of the Company held today, the following resolutions were carried by the requisite majorities:

(a)	Resolution 2(a) – To elect Mr M J McConnell as a Director decided on a show of hands.

(b)	Resolution 2(b) – To re-elect Mr P L Barnes as a Director decided on a show of hands.

(c)	Resolution 3 – Renewal of partial takeover provisions decided on a show of hands.

(d)	Resolution 4 – Approval of off-market buy-back decided on a show of hands.

(e)	Resolution 5 – Approval of refreshing ability to conduct further on-market buy-back decided on a show of hands.

There was no other business considered at the general meeting.

Section 251AA(1)(a) of the Corporations Act

In accordance with the above section, in respect of each resolution in the Notice of Meeting, the proxy appointments specified that:

Resolution 2(a) – To elect Mr M J McConnell as a Director:

(i)	the proxy is to vote for the resolution:	79,566,371 votes

(ii)	the proxy is to vote against the resolution:	414,432 votes

(iii)	the proxy is to abstain on the resolution:	85,162 votes

(iv)	the proxy may vote at the proxy’s discretion:	6,302,373 votes

Total number of proxy votes exercisable by all proxies validly appointed:		86,368,338 votes

Resolution 2(b) – To re-elect Mr P L Barnes as a Director:

(i)	the proxy is to vote for the resolution:	79,941,232 votes

(ii)	the proxy is to vote against the resolution:	85,198 votes

(iii)	the proxy is to abstain on the resolution:	71,901 votes

(iv)	the proxy may vote at the proxy’s discretion:	6,270,007 votes

Total number of proxy votes exercisable by all proxies validly appointed:		86,368,338 votes

Resolution 3 – Renewal of partial takeover provisions:

(i)	the proxy is to vote for the resolution:	79,708,886 votes

(ii)	the proxy is to vote against the resolution:	258,058 votes

(iii)	the proxy is to abstain on the resolution:	119,521 votes

(iv)	the proxy may vote at the proxy’s discretion:	6,281,693 votes

Total number of proxy votes exercisable by all proxies validly appointed:		86,368,158 votes

Resolution 4 – Approval of off-market buy-back:

(i)	the proxy is to vote for the resolution:	79,659,444 votes

(ii)	the proxy is to vote against the resolution:	189,399 votes

(iii)	the proxy is to abstain on the resolution:	253,768 votes

(iv)	the proxy may vote at the proxy’s discretion:	6,265,727 votes

Total number of proxy votes exercisable by all proxies validly appointed:		86,368,338 votes

Resolution 5 – Approval of refreshing ability to conduct further on-market buy-back:

(i)	the proxy is to vote for the resolution:	79,630,254 votes

(ii)	the proxy is to vote against the resolution:	192,092 votes

(iii)	the proxy is to abstain on the resolution:	270,516 votes

(iv)	the proxy may vote at the proxy’s discretion:	6,275,476 votes

Total number of proxy votes exercisable by all proxies validly appointed:		86,368,338 votes

Please advise if you require any further information.

/S/  ROBERT J BARTLETT

Robert J Bartlett

Company Secretary